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                                                                    Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated March 2, 1994, on our audits of the consolidated financial statements of First Commonwealth Financial Corporation and subsidiaries, and to the references to our firm under the captions "Experts" and "Relationships with Independent Public Accountants" in the Proxy Statement/Prospectus.



                                                          JARRETT * STOKES & CO.


Indiana, Pennsylvania

August 10, 1994